UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 19, 2021 (November 17, 2021)

CURO GROUP HOLDINGS CORP.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-38315	90-0934597
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3615 North Ridge Road, Wichita, Kansas		67205
(Address of Principal Executive Offices)		(Zip Code)

(316) 772-3801

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock	CURO	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule12b-2of the Securities Exchange Act of 1934(§240.12b-2of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01 Entry into a Material Definitive Agreement

On November 17, 2021, CURO Group Holdings Corp., a Delaware corporation (the “Company”), Curo Intermediate Holdings Corp., a Delaware corporation and wholly-owned subsidiary of the Company (“Buyer”), SouthernCo, Inc., a Delaware corporation d/b/a Heights Finance (“Heights Finance”), and SouthernCo Holdings, LLC, a Delaware limited liability company (“Seller”), entered into a definitive stock purchase agreement (the “Purchase Agreement”) pursuant to which Buyer agreed to purchase from Seller all of the issued and outstanding common stock of Heights Finance for a purchase price of $360 million, consisting of $335 million in cash and shares of the Company’s common stock valued at $25 million, subject to customary working capital and certain other adjustments (the “Acquisition”). The Company’s common stock issued to Seller will be subject to customary lock-up provisions and at the closing, the Company will enter into a customary registration rights agreement with respect to such stock consideration.

The Acquisition has been unanimously approved by the board of directors of the Company.

In connection with the signing of the Purchase Agreement, a subsidiary of the Company entered into employment agreements with Douglas Clark, Richard Pfaltzgraff and Gary Fulk, Heights Finance’s current Chief Executive Officer, Chief Financial Officer and Chief Operating Officer, respectively, to become effective at, and contingent upon, the closing of the Acquisition.

Consummation of the Acquisition is subject to the satisfaction or waiver of certain conditions, including (i) expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, which waiting period expired on November 15, 2021, (ii) receipt of certain regulatory approvals and licenses, and (iii) the absence of any order, injunction or law preventing or prohibiting the consummation of the Acquisition. The Company’s obligation to consummate the Acquisition is also subject to, among other things, (i) the accuracy of representations and warranties of Seller and Height Finance set forth in the Purchase Agreement, (ii) compliance with covenants of Seller and Heights Finance set forth in the Purchase Agreement, and (iii) the absence of a Material Adverse Effect (as defined in the Purchase Agreement) after the date of the Purchase Agreement and (iv) the Company and Buyer having obtained debt financing on terms satisfactory to them in their sole discretion necessary to fund a portion of the cash consideration payable in connection with the Acquisition.

The parties to the Purchase Agreement have made to each other certain representations and warranties, and have agreed to certain covenants and agreements, including with respect to cooperation, regulatory approvals, the Company’s financing of the Acquisition, the conduct and operation of Heights Finance prior to the closing and similar matters.

At the closing of the Acquisition, $10 million of cash consideration and $20 million of the stock consideration to be issued to Seller will be placed into escrow to cover certain indemnification obligations of the Seller under the terms of the Purchase Agreement, although there is no assurance that any actual liability incurred by the Company will not exceed amounts recoverable from such escrow.

The Purchase Agreement may be terminated in certain circumstances, including, among others, if the Acquisition does not close by March 31, 2022 (subject to extension to April 30, 2022 in certain circumstances). Additionally, either party may terminate the Purchase Agreement upon a breach by the other party of any representation, warranty, covenant or agreement made by such breaching party in the Purchase Agreement, such that the conditions related to the representations, warranties, covenants and agreements made by such breaching party would not be satisfied and such breach or condition is not curable or, if curable, is not cured 30 days after written notice of such breach.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The representations, warranties and covenants of each party set forth in the Purchase Agreement have been made only for the purposes of, and were and are solely for the benefit of the parties to the Purchase Agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Purchase Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Accordingly, the representations and warranties may not describe the actual state of affairs at the date they were made or at any other time, and investors should not rely on them as statements of fact. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. Accordingly, the Purchase Agreement is included with this filing only to provide investors with information regarding the terms of the Purchase Agreement, and not to provide investors with any factual information regarding the Company or Heights Finance, their respective affiliates or their respective businesses.

ITEM 9.01 Exhibits

(d). Exhibits

Exhibit Number	Description

2.1	Stock Purchase Agreement, dated as of November 17, 2021, among CURO Group Holdings Corp., Curo Intermediate Holdings Corp., SouthernCo, Inc., a Delaware corporation d/b/a Heights Finance, and SouthernCo Holdings, LLC*

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally to the SEC a copy of any omitted schedule upon request by the SEC.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 19th day of November, 2021.

CURO Group Holdings Corp.

By:	/s/ Roger Dean
Roger Dean
Executive Vice President & Chief Financial Officer